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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-97398, 333-25643, and 333-98861) and on Forms S-8 (Nos. 333-20253, 333-90592, 333-89302, and 333-89300) of Redwood Trust, Inc.
of our report dated February 19, 2003, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Francisco, California
March 31, 2003